                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

      - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                  SCHEDULE 14A
                     Information Required In Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Filed by the Registrant |X|

Check the appropriate box:

|_|      Preliminary Proxy Statement

|_| Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                        PACIFICHEALTH LABORATORIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:


|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                       PACIFICHEALTH LABORATORIES, INC.

                          1480 Route 9 North, Suite 204
                              Woodbridge, NJ 07095



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 2003


TO THE STOCKHOLDERS OF PACIFICHEALTH LABORATORIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PACIFICHEALTH LABORATORIES, INC. (the "Company") will be held at the Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on June 11, 2003 at 10:00 a.m., local time, for the following purposes:

1.   To elect six (6) directors;

2. To ratify the appointment of Eisner LLP as independent auditors for the Company for the fiscal year ending December 31, 2003;

3. To authorize the Board of Directors, in the three month period commencing with the date of the meeting, to issue, without prior stockholder approval, in connection with capital raising transactions, up to 2,000,000 shares of common stock, including options, warrants, securities or other rights convertible into common stock, in the aggregate, in excess of the number of shares that NASDAQ's Rule 4350(i)(1)(D) permits the Company to issue in such transactions without prior stockholder approval, issuance of such 2,000,000 shares to be upon such terms as the Board of Directors shall deem to be in the best interests of the Company, for an aggregate consideration of not more than $2,500,000 and at a price not less than 75% of the market price at the time of issuance; and

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has established the close of business on May 12, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.


                                          By order of the Board of Directors,


                                          DAVID PORTMAN
                                          -----------------------------------
                                          David Portman, Secretary

May 19, 2003

                        PACIFICHEALTH LABORATORIES, INC.

                          1480 Route 9 North, Suite 204
                              Woodbridge, NJ 07095
                                 (732) 636-6141



                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 11, 2003

         The enclosed Proxy is solicited on behalf of the Board of Directors of PACIFICHEALTH LABORATORIES, INC. (the "Company") for use at the Annual Meeting of Stockholders on June 11, 2003 (such meeting and any adjournment or adjournments thereof are referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about May 19, 2003.

         Proxies properly executed and timely returned will be voted at the Annual Meeting in accordance with the directions on the Proxy. If no direction is indicated on the Proxy, the shares will be voted FOR (1) the election of the nominees named as directors of the Company, (2) the appointment of Eisner LLP as independent auditors for the Company for the fiscal year ending December 31, 2003, (3) the proposal to authorize the Board of Directors to issue up to 2,000,000 shares of common stock, and on other matters presented for a vote, if any, in accordance with the judgment of the persons acting as proxy.

Voting Securities and Votes Required

         Only the holders of shares of common stock, par value $.0025 per share (the "Common Stock"), of the Company of record at the close of business on May 12, 2003 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 6,115,703 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to cast one vote on: (1) the election of up to six nominees for the Board of Directors; (2) the appointment of Eisner LLP as independent auditors for the Company for the year ending December 31, 2003; (3) the proposal to authorize the Board of Directors to issue up to 2,000,000 shares of common stock and on each other matter to be considered. The six nominees for the Board of Directors receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. The other proposals presented in this Proxy Statement require the affirmative vote of the majority of the shares present at the meeting in person or by proxy.

         The presence, in person or by proxy, of the holders of a majority of outstanding shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. On any matters other than the election of directors presented to stockholders, abstentions will be counted, and broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Abstentions will have the same effect as negative votes.

         Stockholders do not have cumulative voting rights.

Revocability of Proxy

         Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

Persons Making the Solicitation

         The solicitation of Proxies is being made by the Company. The cost of such solicitation, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person, by mail, or by telephone, but such persons will not be separately compensated for these services.

Security Ownership of Certain Beneficial Owners and Management

         As of May 12, 2003, the Company had 6,115,703 shares of Common Stock outstanding. The following table sets forth information concerning the present ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, by each of the Company's directors and executive officers, and by the Company's directors and executive officers, as a group.

                                                    Common Stock (2)                Common Stock (2)
Name and Address (1)                           Amount Beneficially Owned           Percentage of Class
--------------------                           -------------------------           -------------------
5% Beneficial Owners
GlaxoSmithKline PLC                                   541,711                             8.9%
Glaxo Wellcome House
Berkeley Avenue
Greenford, Middlesex
England UB6 0NN

Officers and Directors

Robert Portman (3)                                  2,579,767                            34.5%
President, Chief Executive Officer,
and a Director

Stephen P. Kuchen (4)                                  60,000                             1.0%
Vice President, Chief Financial Officer,
and a Director

Bruce Bollinger                                         - 0 -                               *
Executive Vice President - Marketing

                                                  Common Stock (2)                 Common Stock (2)
Name and Address (1)                          Amount Beneficially Owned           Percentage of Class
--------------------                          -------------------------           -------------------
David I. Portman (5)                                  303,500                             4.9%
Secretary and a Director

T. Colin Campbell (6)                                 175,954                             2.9%
Director

Michael Cahr (7)                                       10,000                               *
Director

Joseph Harris (8)                                      11,000                               *
Director

Executive Officers and                              3,140,221                            40.9%
Directors, as a group (6 persons)

 *       Less than one percent

(1) Except as otherwise indicated, the address of each person named in the above table is c/o PacificHealth Laboratories, Inc., 1480 Route 9 North, Suite 204, Woodbridge, NJ 07095.

(2) Common Stock which is issuable upon the exercise of a stock option or warrant which is presently exercisable or which becomes exercisable within sixty days is considered outstanding for the purpose of computing the percentage ownership (x) of persons holding such options or warrants, and (y) of officers and directors as a group with respect to all options and warrants held by officers and directors.

(3) Includes 1,360,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof. Does not include 200,000 shares of Common Stock owned by Jennifer Portman, Dr. Portman's wife, individually and as Trustee for his and her minor children, as to which Dr. Portman disclaims beneficial ownership.

(4) Includes 60,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof.

(5) Includes 115,000 shares that may be acquired by exercise of options and warrants exercisable within 60 days of the date hereof.

(6) Includes 15,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof. Does not include 38,900 shares of Common Stock owned by Dr. Campbell's wife and 147,000 shares of Common Stock owned by Dr. Campbell's adult children, as to which he disclaims beneficial ownership.

(7) Includes 10,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof.

(8) Includes 10,000 shares that may be acquired by exercise of options exercisable within 60 days of the date hereof.

Change of Control

         There are no arrangements known to the Company the operation of which may result in a change in control of the Company.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         Six directors are to be elected at the Annual Meeting. The persons named as Proxies for this Annual Meeting intend to vote in favor of the election of the following nominees as directors of the Company. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the Proxy. All directors will be elected to hold office until the next annual meeting of stockholders in 2004 and until their successors are duly elected and qualified. All of the nominees are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected. At this time, the Board of Directors knows of no reason why any nominee may be unavailable to serve.

         The nominees of the Board of Directors are as follows:

         Dr. Robert Portman, age 58, has served as President and Chairman of the Board of Directors of the Company since its inception. Dr. Portman has a Ph.D. in Biochemistry and worked as a senior scientist at Schering Laboratories before co-founding M.E.D. Communications in 1974 with his brother, David Portman. In 1987, Dr. Portman started a consumer agency and, in 1993, he merged both agencies to form C&M Advertising. C&M Advertising, with billings in excess of $100 million, handled national advertising for such diverse accounts as Berlex Laboratories, Ortho-McNeil Laboratories, Tetley Tea, Radisson Hotels and HIP of New Jersey. Effective June 1, 1995, Dr. Portman relinquished his responsibilities as Chairman of C&M Advertising to assume his present positions with the Company on a full time basis, and, in September 1996, Dr. Portman sold his interest in that company.

         Stephen P. Kuchen, age 42, is the Vice President - Finance, Chief Financial Officer, Treasurer, Assistant Secretary as well as a Director, of the Company. Mr. Kuchen joined the Company in February of 2000 as Controller, and was appointed to his current positions in June 2000 to fill a vacancy. Prior to joining the Company, Mr. Kuchen was employed from 1996 to 1999 as the Controller of Able Laboratories, a South Plainfield, New Jersey public company that manufactures and sells generic pharmaceuticals. Prior to his employment by Able Laboratories, Mr. Kuchen was the Controller of Jerhel Plastics, a privately owned manufacturer of women's compact cases from 1993 to 1996. Mr. Kuchen is a graduate of Seton Hall University in South Orange, NJ, and is a Certified Management Accountant.

         David I. Portman, age 62, has served as Secretary and a Director of the Company from its inception. Mr. Portman has a BS in Pharmacy and an MBA. He worked as a sales representative and marketing manager for Eli Lilly, Beecham-Massengill, Winthrop Laboratories and Sandoz Pharmaceuticals before co-founding M.E.D. Communications in 1974. In 1988, Mr. Portman sold his interest in M.E.D. Communications to Robert Portman, and became President of TRIAD Development, a real estate company that has numerous commercial and rental properties in New Jersey, a position that he still holds. Mr. Portman served as a director of First Montauk Securities Corp. from 1993 through December 31, 2002.

         Dr. Robert Portman and David Portman are brothers.

         Dr. T. Colin Campbell, age 69, has served as a Director of the Company since its inception. Dr. Campbell also serves as Chairman of the Company's U.S. Scientific Advisory Board. Dr. Campbell has been Jacob Gould Schurman Professor Emeritus of Nutritional Biochemistry of Cornell University, having been at Cornell since 1975. Over the past three decades, Dr. Campbell has been directing research correlating diet, lifestyle and disease. In 1979, Dr. Campbell, with the encouragement of the Chinese government, initiated the largest epidemiological study ever undertaken focusing on the relationship between nutrition and disease. The China-Cornell Research Project is expected to continue well into the 21st Century. Dr. Campbell has been a member of several expert panels on national and international food and nutrition policy.

         Michael Cahr, age 63, was appointed to the Board of Directors in April 2002. Since April 1999, Mr. Cahr has served as President of Saxony Consultants, a company that provides financial and marketing expertise to organizations in the United States and abroad. Mr. Cahr was Chairman of Allscripts, Inc., the leading developer of hand-held devices that provide physicians with real-time access to health, drug and other critical information from September 1997 through March 1999 and President, CEO and Chairman from June 1994 to September 1997. Prior to Allscripts, Mr. Cahr was Venture Group Manager for Allstate Venture Capital where he oversaw investments in technology, healthcare services, biotech and medical services from October, 1987 to June 1994. Mr. Cahr serves as a director of Lifecell Corporation, a Branchburg, New Jersey-based, publicly traded tissue engineering company where he has been a board member since 1991. He is also a director of Truswal Systems, an Arlington, Texas-based software engineering firm.

         Joseph Harris, age 56, was appointed to the Board of Directors in April 2002. Mr. Harris currently serves as Managing Partner of Conestoga Capital Partners, LLC, a venture capital company primarily making investments in early stage technology companies. From 2000 until 2002, Mr. Harris was Senior Vice-President - Corporate Development of Cantel Medical Corporation, a Nasdaq-listed medical device company. He was a Senior Vice-President and Director - Corporate Strategy and Development for SmithKline Beecham plc, a major pharmaceutical and healthcare company listed on both the New York Stock Exchange and London Stock Exchange, from 1996 to 2000. From 1986 to 1996, Mr. Harris served as Managing Director - Business Development and Director-Licensing and Technology Development for Eastman Kodak Company. He served as General Counsel, Secretary and Treasurer for Acme Electric Corporation, a New York Stock Exchange company that manufactures electrical and electronic equipment. Mr. Harris is licensed to practice law and is a certified public accountant in New York. In these capacities, he has worked as an attorney for Mackenzie Lewis Michelle & Hughes, a Syracuse, New York law firm and as an accountant on the tax and audit staff for Coopers & Lybrand.

         The Board of Directors unanimously recommends that stockholders vote FOR the election of the slate of nominees set forth in this Proposal. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards. The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors.

Executive Officers

The executive officers of the Company as of the date of this Proxy Statement are as follows:

 Name                                       Position with the Company
 ----                                       -------------------------
 Robert Portman, Ph.D.                      President and Chief Executive Officer, and Chairman
                                            of the Board of Directors

 Stephen P. Kuchen                          Vice President - Finance, Chief Financial Officer, Treasurer,
                                            Assistant Secretary

 Bruce Bollinger                            Executive Vice-President of Marketing

 David I. Portman                           Secretary

Significant Employees

BRUCE BOLLINGER, age 43, has served as Executive Vice-President of Marketing since November 2002. Mr. Bollinger most recently served as Vice President of Marketing for Snapple Beverage Group, a division of Cadbury Schweppes PLC, since November of 1999. At Snapple, he was instrumental in greatly increasing the market share, revenues, and brand awareness for such well-known brands as Orangina(TM), Yoo-hoo(TM), Mistic(TM) juices, and Stewart's(TM) sodas. He brings to the Company more than 18 years of advertising, brand management, marketing, and promotion experience from other consumer products companies including Campbell Soup, Arm & Hammer - a division of Church & Dwight, and Nabisco - a division of R.J. Reynolds Tobacco.

Committees and Meetings of the Board of Directors

         In 2002, the Board of Directors acted by unanimous consent in lieu of meeting twice, met via telephonic conference call four times and met three times in person during the year. Dr. Campbell attended less than seventy-five percent of the meetings of the Board of Directors.

Compensation Committee

During 2002, the Board of Directors formed a Compensation Committee, composed of Mr. Harris and Mr. Cahr. Mr. Harris and Mr. Cahr met via telephone on several occasions in November and December of 2002 to evaluate and discuss Dr. Portman's compensation. The Compensation Committee took action by unanimous consent at the end of December to approve Dr. Portman's compensation and employment agreement.

Audit Committee

         The Audit Committee in 2002 consisted of Dr. Campbell, Mr. Cahr, and Mr. Harris. In 2002, the Audit Committee met twice via telephonic conference call and met once in person. All of the members of the Audit Committee attended all of the Audit Committee meetings except for Dr. Campbell. Dr. Campbell attended less than seventy-five percent of the meetings of the Audit Committee. Mr. Harris is the "Audit Committee Financial Expert" as that term is defined in
Item 401 of Regulation S-B. In addition, Mr. Harris is "independent" as that term is defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act (and Rule 4200(a)(15) of the National Association of Securities Dealers listing standards). Dr. Campbell and Mr. Cahr also meet the definition of "Independent Director" found in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee has adopted an Audit Committee charter that specifies the duties of the Audit Committee.

Audit Committee Report

To the Board of Directors of
PacificHealth Laboratories, Inc.:

         The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 with management. The Audit Committee has discussed with Eisner LLP, the Company's independent auditors for 2002, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Eisner LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Eisner LLP that firm's independence. The Audit Committee has also discussed with the Company's management and with the auditing firm such other matters and received such assurances from them as we deemed appropriate.

         Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal 2002 for filing with the Securities and Exchange Commission.


                        Submitted by the Audit Committee:
                                T. Colin Campbell
                                  Michael Cahr
                                  Joseph Harris

         The foregoing report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the Securities and Exchange Commission ("SEC") or to be incorporated by reference into any of the Company's future filings with the SEC, except as may be explicitly specified by the Company in any future filing.

Directors' Compensation

         All independent Directors received $3,500 in 2002. Each independent Director will receive $500 per month for 2003. Dr. Robert Portman and Mr. Kuchen receive compensation in their capacities as officers, discussed below. Directors are eligible to receive options under the Company's option plans. In April 2002, Mr. Cahr and Mr. Harris received options to purchase 10,000 shares of the Company's stock at a price of $4.50 and $4.88 per share respectively, the prevailing market price at the time of grant.

EXECUTIVE COMPENSATION

Employment Agreements

         Dr. Robert Portman. Dr. Robert Portman is the only executive officer of the Company with a fixed-term employment agreement. Currently, the Company employs Dr. Portman under a 2003 Employment Agreement that was effective as of January 1, 2003. Under the 2003 Employment Agreement, Dr. Portman will receive a salary of $275,000 per year. The 2003 Employment Agreement also provides that Dr. Portman may request the Compensation Committee of the Board of Directors to renegotiate his salary if the Company's financial situation improves. In addition, Dr. Portman is entitled to a discretionary bonus upon the recommendation of the Compensation Committee. Also pursuant to the 2003 Employment Agreement, Dr. Portman received options to purchase up to 300,000 shares of Common Stock under the Company's 2000 Stock Option Plan priced at $2.79 per share (the market price of the Company's common stock at December 24, 2002). One-third of the options vested on January 1, 2003, one-third vest on January 1, 2004 and one-third vest on January 1, 2005, provided that Dr. Portman is employed by the Company at such dates. To the extent not previously vested, the options also will vest if the Company terminates Dr. Portman's employment without cause or if Dr. Portman terminates his employment with the Company with cause.

         The 2003 Employment Agreement has a term of two years, and will terminate on December 31, 2004 unless terminated earlier by either Dr. Portman or the Company. Dr. Portman has the right to terminate the 2003 Employment Agreement without cause on thirty days prior written notice, or with cause (as defined in the 2003 Employment Agreement). The Company has the right to terminate the 2003 Employment Agreement for cause (as defined in the 2003 Employment Agreement). In addition, if Dr. Portman's employment is terminated for any reason whatsoever (except by the Company with cause), Dr. Portman will be entitled to receive a lump sum payment of an amount equal to the base salary which would have been paid during the period beginning on the date of termination of employment and ending on the earlier of (1) the scheduled termination date or (2) the first anniversary date of the termination date.

         Bruce Bollinger. Pursuant to an agreement with the Company, Mr. Bollinger receives a salary of $150,000 per year. He is entitled to receive 105,000 stock options at an exercise price of $1.02. One third (35,000) of these options vest on October 16, 2003, and one twenty-fourth (1/24th) of the remaining two-thirds (70,000) vest every thirty days thereafter. Mr. Bollinger is entitled to three months of severance pay if he is terminated by the Company, and, in the event that Mr. Bollinger is terminated in connection with a sale, merger or a change of control of the Company, Mr. Bollinger, in certain situations, is entitled to six months of severance pay and all outstanding unvested options held by Mr. Bollinger will vest immediately.

Summary Compensation of Executive Officers

         The following table sets forth information concerning compensation paid to Dr. Robert Portman, President & Chief Executive Officer and Stephen P. Kuchen, Vice President - Finance & Chief Financial Officer in 2002, 2001, and 2000. No executive officers of the Company other than Dr. Portman and Mr. Kuchen received compensation of $100,000 or more in fiscal 2002, 2001, and 2000. Mr. Bollinger currently receives compensation of $150,000 annually. He is not included in the table as he received only $25,250 of compensation in 2002.

                           Summary Compensation Table

------------------------------------------------------------------------------------------------------------------------------
                                     Annual Compensation                      Long Term Compensation
                               ---------------------------------------- ------------------------------------
                                                                        Awards                       Payouts
                                                                        -------------------------------------
                                                                                     Securities
                                                           Other                     Under-
                                                           Annual       Restricted   lying                      All Other
Name and                                                   Compen-      Stock        Options/        LTIP       Compen-
Principal                      Salary        Bonus         sation       Award(s)     SARs            Payouts    sation
Position               Year    ($)           ($)           ($)          ($)          (#)             ($)        ($)

(a)                    (b)    (c)           (d)           (e)           (f)          (g)             (h)        (i)
-------------------- -------- ------------- ------------- ------------- ------------ --------------- ---------- -------------
Dr. Robert Portman,  2002     275,000       -0-           -0-           -0-          300,000         -0-        -0-
President
                     -------- ------------- ------------- ------------- ------------ --------------- ---------- -------------
                     2001     275,000       111,120       217,075 (1)   -0-          1,160,000 (2)   -0-        -0-
                     -------- ------------- ------------- ------------- ------------ --------------- ---------- -------------
                     2000     200,000       -0-           (3)           -0-          275,000         -0-        -0-
-------------------- -------- ------------- ------------- ------------- ------------ --------------- ---------- -------------
Stephen Kuchen,      2002     100,000       500           (3)           -0-          -0-             -0-        -0-
Vice President
                     -------- ------------- ------------- ------------- ------------ --------------- ---------- -------------
                     2001     92,500        3,000         (3)           -0-          25,000          -0-        -0-
                     -------- ------------- ------------- ------------- ------------ --------------- ---------- -------------
                     2000     72,452 (4)    -0-           (3)           -0-          35,000          -0-        -0-
------------------------------------------------------------------------------------------------------------------------------

(1)  Value of re-priced options on date of exercise by Dr. Portman.
(2) 475,000 of these options were options that were issued to Dr. Portman before 1999 but were re-priced under Dr. Portman's 2001 Employment Agreement and 225,000 of these options were replacements for options that expired in 2001.
(3) Perquisites and other personal benefits, securities or other property received by each executive officer did not exceed the lesser of $50,000 or 10% of such executive officer's annual salary and bonus.
(4) Mr. Kuchen joined the Company in February 2000. Consequently, Mr. Kuchen's salary for 2000 only includes the period from February 2000 to December 2000.

Stock Options

         The following table sets forth certain information regarding options granted in fiscal 2002:

                      Option/SAR Grants in Fiscal Year 2002
                               (Individual Grants)

--------------------------------------- -------------------- -------------------- ----------------- ------------------
                                        Number of            Percent Of Total
                                        Securities           Options/SARs
                                        Underlying           Granted to           Exercise Or
                                        Options/SARs         Employees In         Base Price
Name                                    Granted (#)          Fiscal Year          ($/Sh)            Expiration Date
(a)                                     (b)                  (c)                  (d)               (e)
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Dr. Robert Portman                      300,000              66.8%                $2.79             12/31/07
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Stephen Kuchen                          - 0 -                - 0 -                - - -             - - -
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Bruce Bollinger                         105,000              23.4%                $1.02             10/16/07
--------------------------------------- -------------------- -------------------- ----------------- ------------------

         Dr. Portman's options vest as to 100,000 shares at December 31, 2002, 100,000 shares at December 31, 2003, and 100,000 shares at December 31, 2004. Mr. Bollinger's options vest as to 35,000 shares at October 16, 2003, and 2,917 shares per month each month after October 16, 2003.

         The following table sets forth information with respect to the number of unexercised options and the value of unexercised "in-the-money" options held by Robert Portman, Stephen Kuchen, and Bruce Bollinger at December 31, 2002.

             Aggregated Option/SAR Exercises in Fiscal Year 2002 and
                     Option/SAR Values at December 31, 2002

------------------------------ ------------ ----------- ------------------------------- ------------------------------
                                                        Number of Securities            $ Value of Unexercised
                                                        Underlying Unexercised          In-the-Money Options/SARs
                               Shares                   Options/SARs At 12/31/02        At 12/31/02
                               Acquired     Value       Exercisable/                    Exercisable/
                               On Exercise  Realized    Unexercisable                   Unexercisable
Name                           (#)          ($)         (#)                             ($)
(a)                            (b)          (c)         (d)                             (e)
------------------------------ ------------ ----------- ------------------------------- ------------------------------
                                                        Exercisable    Unexercisable    Exercisable    Unexercisable
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
Robert Portman                 -0-          -0-          1,130,000          430,000      1,671,010          724,510
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
Stephen Kuchen                 -0-          -0-             60,000              -0-         79,995              -0-
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
Bruce Bollinger                -0-          -0-                -0-          105,000             -0-         223,650
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------

         For the purpose of computing the value of "in-the-money" options at December 31, 2002, in the above table, the fair market value of the Common Stock at such date is deemed to be $3.15 per share, the closing sale price of the Common Stock on such date as reported by NASDAQ.

Certain Relationships and Related Transactions

         During the last two fiscal years, the Company has not entered into any material transactions or series of transactions which, in the aggregate, would be considered material in which any officer, director or beneficial owner of 5% or more of any class of capital stock of the Company had a direct or indirect material interest, nor are any such transactions presently proposed, except as follows:

(a) In April 2001, the Company issued an aggregate of $100,000 in principal amount of its 10% Promissory Notes due in 2002, together with warrants exercisable for 100,000 shares of the Company's common stock at $0.875 per share, to David Portman. The warrants expire three years from issuance. This issuance was part of a private placement of an aggregate of $300,000 in principal amount of such notes and warrants for 300,000 shares of the Company's Common Stock. The principal of this Note was repaid in June 2001 with the proceeds from the Company's transaction with GlaxoSmithKline PLC.

(b) In June 2001, the Company signed an exclusive worldwide Licensing Agreement with GlaxoSmithKline ("GSK") for its SATIETROL technology. The agreement provided GSK with worldwide rights to the trademarks, technology, patents, and know how for SATIETROL. Under the agreement, the Company received an initial payment of $1,000,000, will receive additional achievement payments over the next two years provided GSK meets certain development goals, and will receive ongoing product royalties upon launch of the product by GSK. GSK also purchased approximately 9% of the Company's Common Stock for $1.5 million. At the time the Company entered into the license agreement, GSK was not the beneficial owner of 5% or more of any class of the Company's capital stock, but became the holder of approximately 9% at the time the license agreement was executed. GSK subsequently terminated the Licensing Agreement in September 2002 with all rights reverting back to the Company.


Compliance With Section 16(a) of the Securities Exchange Act Of 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and any persons who own more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all such reports that they file.

         In the fiscal year ended December 31, 2002, two directors of the Company (Michael Cahr and Joseph Harris) did not timely report on Form 3 Initial Statement of Beneficial Ownership of Securities their initial holdings of the Company's Common Stock. At the time the two Forms were required to be filed, Mr. Cahr did not own any Common Stock of the Company and Mr. Harris owned 1,000 shares of Common Stock of the Company. To the knowledge of the Company, based on a review of the Section 16 reports, no other person has failed to comply with the Section 16 reporting requirements of the Exchange Act during the fiscal year ended December 31, 2002.

             PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

         Eisner LLP ("Eisner") served as the Company's independent auditors for the audit of the Company's financial statements for the fiscal year ended December 31, 2002. Eisner has no relationship with the Company other than that arising from its employment as independent auditors. The Board of Directors has appointed Eisner as independent auditors for the Company for the fiscal year ending December 31, 2003. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Eisner are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders.

In 2002, the Board of Directors approved the decision to appoint Eisner as independent public accountants replacing Larson, Allen, Weishair & Co., LLP ("Larson, Allen"). Larson, Allen did not decline to stand for re-election and Larson, Allen's reports on financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. The Company had no disagreements with Larson, Allen in the fiscal years ended December 31, 2001 and 2000 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

During the fiscal years ended December 31, 2001 and 2000, Larson, Allen did NOT advise the Company that:

         o The internal controls necessary for the Company to develop reliable financial statements did not exist;

         o Information had come to their attention that led them to believe that they could no longer rely on management's representations or that made them unwilling to be associated with the financial statements prepared by management;

         o They needed to expand the scope of their audit or that information existed, that had come to their attention during the last two fiscal years, that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent them from rendering any unqualified audit report on those financial statements) or (ii) cause them to be unwilling to rely on management's representations or be associated with our financial statements; and that due to their replacement or for any other reason, they did not so expand the scope of their audit or conduct further investigation; or

         o Information has come to their attention that they have concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to their satisfaction, would prevent them from rendering an unqualified audit report on those financial statements); and due to their replacement, or for any other reason, the issue has not been resolved to their satisfaction prior to their replacement.

         During the fiscal years ended December 31, 2001 and 2000, the Company had no consultations with Eisner concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on the Company's financial statements as to which a written report was provided to the Company or as to which the Company received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

         The Board of Directors and Management recommend that you vote FOR ratification of the appointment of Eisner as the Company's independent auditors. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards.

         If the stockholders do not ratify the appointment of Eisner, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

Fees Paid to Auditors

         The following table presents the aggregate fees billed by Eisner to the Company for services rendered in connection with the audit of the Company's Fiscal Year 2002 financial statements and review of financial statements included in the Company's Forms 10-QSB for 2002, and for other services rendered in 2002.

         Audit Fees                                                               $    18,175
         Financial Information Systems Design and Implementation Fees                       0
         All Other Fees                                                                 2,000
                                                                                  -----------
                                    Total                                         $    20,175
                                                                                  ===========


         The Audit Committee has reviewed the above information and determined that Eisner's provision of services billed under "All Other Fees" is compatible with maintaining Eisner's independence. The services billed under "All Other Fees" included, for the fiscal year ended December 31, 2002, transitional costs in connection with changing auditors.

 PROPOSAL NO. 3: APPROVAL PURSUANT TO NASDAQ MARKETPLACE RULE 4350(i)(1)(D) FOR
   THE POTENTIAL ISSUANCE AND SALE OF SHARES AT PRICES BELOW THE THEN CURRENT
                  MARKET PRICE IN CAPITAL RAISING TRANSACTIONS


Background
----------
         Management has recommended to the Board of Directors that, in light of the Company's actual and potential cash needs, the Company must avail itself of all possible means of financing, including the private placement of its securities. Management informed the Board that the ability of the Company to offer its securities in such private placements at an offering price below the market price or book value of such securities at the time of such private placements would afford the Company greater flexibility in structuring future financings. However, NASDAQ Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of shares equal to twenty percent (20%) or more of the Company's common stock or twenty percent (20%) or more of the voting power of the Company outstanding before the issuance, if the effective sale price of the common stock is less than the greater of the book or market value of the common stock. Shares of the Company's common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such capital raising transaction are considered shares issued in such transaction in determining whether the 20% limit has been reached. Management believes the delay required to arrange for a meeting of stockholders to approve a specific transaction might jeopardize the closing of the transaction. In order to comply with the possible application of this NASDAQ rule, the Company is seeking stockholder approval for the issuance and sale of shares in a potential private placement or other capital raising transaction ("Potential Equity Related Investment") so that the Board of Directors will have flexibility to timely enter into and close such capital raising or acquisition.

         There are various reasons management may seek additional financing in the nine month period. The Company may need additional investment to fund the expanded marketing and promotional activities, and working capital needs, required for the potential launch of ACCELERADE ready-to drink product. In addition, Management may determine that the application of additional funds to expanding sales of its powdered products would be worthwhile. Finally, the Company may seek funds to re-introduce and provide working capital to support its new version of SATIETROL.

         The Company has tentatively arranged a moderate amount of working capital debt financing. However, while the Company has sought financing from various sources, management has determined that an equity investment through the issuance and sale of equity or convertible securities would most likely provide the greatest value to the stockholders and to fund its operations, and be most beneficial from various perspectives, including maintaining a reasonably strong balance sheet and complying with NASDAQ standards relating to stockholders' equity, while the Company attempts to grow its product lines and sales.

Potential Equity Related Investments
------------------------------------

         The following description of various forms of Potential Equity Investment and the reasons for such Potential Equity Related Investments is offered for informational purposes to the Company's stockholders in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. The Company cannot guarantee any private placement or other financing will be completed (or if so, what the timing and the terms may be) and, accordingly, cannot be certain that it will receive any proceeds from the any potential financing.

         The Company has retained an investment banker to pursue equity financing, initially in an amount that would not likely require stockholder approval under the NASDAQ rule. In addition, the Company may consider additional private placements in the near future, or a different form of private placement as well as sales of securities directly to venture capital or other select institutional investors. Given the uncertainty of the ultimate sales price for securities placed in any such private placement or other equity investment, and the percentage of the Company's currently outstanding Common Stock that may be sold, the sale of shares in a Potential Equity Related Investment (or one more transactions which NASDAQ would consider to be integrated) could result in the issuance of twenty percent or more of the outstanding voting stock of the Company and/or twenty percent or more of the voting power at a price less than the greater of the book value or the market value of the shares. Therefore, the Company is seeking stockholder approval because the potential issuance and sale of shares may trigger the threshold requiring approval under NASDAQ Marketplace Rule 4350(i)(1)(D). The Company believes that the current capital market environment requires management to maintain maximum flexibility in order to be able to timely consummate any potential capital-raising transaction without undue delay.

The Board of Directors has the authority, without stockholder approval and without endangering the Company's NASDAQ listing, to authorize the issuance in each separate transaction (which is not integrated, under NASDAQ's interpretation of its own rules, with other transactions) of up to 20% of its shares outstanding before such transaction. The Company currently has 6,115,703 shares outstanding. Consequently, the Board may authorize the issuance of up to 1,223,140 shares without obtaining shareholder approval. The approval of Proposal No. 3 will give the Board of Directors the right to authorize the issuance of an aggregate of 2,000,000 additional shares in such three month period, in addition to theses 1,223,140 shares, for an aggregate of 3,223,140 shares. As an additional limitation, the shares issued in addition to the 20% limit may not be issued for an aggregate consideration of more than $2,500,000. The purchase price of such shares cannot be less than 75% of the then current market price. In addition, stockholders should note that, whether or not Proposal No. 3 is adopted, the Board of Directors may authorize the issuance of any number of shares in separate transactions which would not be deemed integrated by NASDAQ, even if the aggregate number of such shares exceeds the number authorized by Proposal No. 3.

Effect of a Potential Equity Related Investment upon Existing Stockholders
--------------------------------------------------------------------------
         Approval of Proposal No. 3 will give the Board of Directors complete discretion to determine the amount, type and terms of securities to be issued by the Company. For example, the Company may issue any one or more of common stock, preferred stock convertible to common stock, debt securities or other debt obligations convertible to common stock, options and warrants. Some or all of these securities may be issued to investment bankers, placement agents, financial advisors and others who assist the Company in raising capital or in financial affairs, for services rendered and not for cash investment. The Board of Directors will have discretion to determine any applicable dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters. If securities convertible into or exercisable for Common Stock are issued in a Potential Equity Related Investment and such securities, at the time of issuance, constitute 20% or more of the Company's securities and/or 20% or more of the Company's voting power outstanding prior to such issuance, then stockholder approval of the Potential Equity Related Investment also will constitute approval of the issuance of shares of Common Stock upon conversion of such securities, and no additional approval will be solicited.

It is expected that the any such securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state or foreign country. The securities will likely be offered and sold in reliance on Section 4(2) of the Securities Act or another applicable exemption. However, it is also likely that the terms of the transactions will require the Company to register the shares of Common Stock for resale by the investors after closing of the investment.

Any transaction requiring approval by stockholders under NASDAQ Rule 4350(i)(1)(D), would be likely to result in a significant increase in the number of shares of common stock of the Company outstanding on a fully-diluted basis, and current stockholders will own a smaller percentage of the outstanding Common Stock of the Company. If convertible preferred stock, convertible debt or another senior security is issued in the Potential Equity Related Investment, the holders of the shares of such preferred stock, debt or senior security will have claims on the Company's assets and other rights superior to holders of common stock. Stockholders should note that the Board of Directors has the authority under the Company's certificate of incorporation to issue up to 1,000,000 shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Board of Directors determines.

In addition, stockholders may experience potential dilution in the market price of the Company's shares as a result of issuances of shares of Common Stock at prices below the current market price. Such issuance could cause the market price of the Company's shares to remain or decline below $1.00 per share. The Company's shares traded below $1.00 on several occasions shortly before the mailing of this proxy statement, and if the bid price of the Company's shares is below $1.00 for an extended period of time, the Company could be subject to de-listing from NASDAQ.

No Appraisal Rights
-------------------
Under Delaware law, stockholders are not entitled to appraisal rights with respect to this proposal.

Required Vote and Recommendation of the Board of Directors
----------------------------------------------------------
         The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 3, approval of the potential issuance and sale of equity securities in order to comply with NASDAQ Marketplace Rule 4350(i)(1)(D). The persons named in the accompanying proxy or their substitutes will vote such proxy FOR this proposal unless it is marked otherwise.


Annual Report

         The Company delivered copies of its Annual Report for the year ended December 31, 2002 with this Proxy Statement. Stockholders may obtain a copy of the full Annual Report to Stockholders and/or the Company's annual report to the SEC on Form 10-KSB, without charge, by writing to the Secretary at the Company's address listed in the Notice of Annual Meeting.

Other Matters

         The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

Stockholder Proposals for 2004 Annual Meeting

         Any proposal by a stockholder intended to be presented at the 2004 Annual Meeting of stockholders must be received by the Company at the Company's principal executive offices, 1480 Route 9 North, Suite 204, Woodbridge, NJ 07095, no later than January 24, 2004 in order to be included in the proxy materials and form of proxy relating to the 2004 Annual Meeting. If the Company's 2004 Annual Meeting is held on or before May 24, 2004, such proposal must be received a reasonable time before the Company begins to print and mail its proxy materials. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials.

         For business to be properly brought before the 2004 Annual Meeting by a stockholder in a form other than a stockholder proposal, any stockholder who wishes to bring such business before the 2004 Annual Meeting of stockholders must give notice of such business in writing to the Company not less than 60 nor more than 90 days prior to the 2004 Annual Meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by the Company's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the principal offices of Company.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       DAVID PORTMAN
                                       --------------------------------------
                                       David Portman, Secretary

Dated: May 19, 2003

                        PACIFICHEALTH LABORATORIES, INC.
                          1480 ROUTE 9 NORTH, SUITE 204
                              WOODBRIDGE, NJ 07095
        PROXY - Annual Meeting of Shareholders - Wednesday, June 11, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Robert Portman and Stephen P. Kuchen, or either of them, proxy, with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the Common Shares of PacificHealth Laboratories, Inc. held of record by the undersigned on May 12, 2003 at the Annual Meeting of Shareholders to be held on Wednesday, June 11, 2003 or at any adjournment thereof.

1.  ELECTION OF DIRECTORS.

          FOR all nominees listed                 WITHHOLD AUTHORITY to vote
          below (except as marked to              for all nominees listed below
          the contrary below)

    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:
      Robert Portman, Stephen P. Kuchen, David Portman, T. Colin Campbell, Michael Cahr, and Joseph Harris

2. PROPOSAL TO RATIFY THE APPOINTMENT OF EISNER, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

          FOR                     AGAINST                       ABSTAIN

3. PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE UP TO 2,000,000 SHARES OF COMMON STOCK IN EXCESS OF AMOUNTS PERMITTED BY NASDAQ RULE 4350(i)(1)(D) WITHOUT STOCKHOLDER APPROVAL

          FOR                     AGAINST                       ABSTAIN

                 (Continued, and to be signed, on Reverse Side)

(Continued from other side)
4. In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment.

INSTRUCTIONS: TO WITHHOLD SUCH AUTHORITY, CHECK THE FOLLOWING BOX.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR THE RATIFICATION OF EISNER, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY; FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE UP TO 2,000,000 SHARES OF COMMON STOCK IN EXCESS OF AMOUNTS PERMITTED BY NASDAQ RULE 4350(i)(1)(D) WITHOUT STOCKHOLDER APPROVAL AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   Date ________________________________________


                                   _____________________________________________
                                   Signature


                                   _____________________________________________
                                   Signature, if held jointly